Exhibit 10.3
AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
          This Amendment (the “Amendment”), dated as of October 2, 2008 to the Amended and Restated Employment Agreement (the “Agreement”) dated as of August 2, 2007, originally effective November 9, 2005, between Novavax, Inc., a Delaware corporation (the “Company”) having its principal office at 9920 Belward Campus Drive, Rockville, MD 20850 and Raymond Hage, an individual (“Executive”).
Background
          Executive is employed as Senior Vice President of Commercial Operations of Company, and is responsible for the functions and duties assigned to this position, and Company wishes to assure itself of the services of Executive. Executive and the Company are therefore amending the Agreement to extend the Term. All capitalized terms not defined herein shall have the meaning set forth in the Agreement.
Terms
          NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:
          1. Term. The Term of the Agreement is hereby amended to continue for one (1) additional year and will expire on September 1, 2009.
          2. Other Provisions. All of the other terms and conditions of the Agreement, not inconsistent with the terms of this Amendment, shall remain in full force and effect.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

NOVAVAX, INC.
[SEAL]
	By:	/s/ Rahul Singhvi
		Name:	Rahul Singhvi
		Title:	President and Chief Executive Officer

/s/ Raymond Hage
Raymond Hage

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